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EXHIBIT 4(b)
                                BRUNSWICK BANCORP

                      STOCK OPTION AGREEMENT FOR EMPLOYEES

================================================================================


                  THIS STOCK OPTION AGREEMENT ("Agreement") is entered into as of ____________ by and between Brunswick Bancorp, a New Jersey corporation ("Corporation") and __________________ ("Optionee").

                                    RECITALS

                  A. Optionee is an Employee of the Corporation as defined in the Brunswick Bancorp 2000 Stock Option Plan (the "Plan").

                  B. The Corporation has approved a grant to the Optionee of the right to purchase Common Stock (the "Option") pursuant to the terms and conditions of this Agreement and subject to the terms and conditions of the Plan, as amended from time to time.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the Corporation and the Optionee agree as follows:

         1. Grant of Option. The Corporation hereby grants to the Optionee the Option to purchase up to a maximum of _______ shares ("Shares") of Common Stock at a price of $_______ per share ("Exercise Price"). The Exercise Price shall be paid in accordance with this Agreement and the Plan. It is intended that the Option will not qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

         2. Optionee Bound by Plan. The Optionee hereby agrees to be bound by all the terms and provisions of the Plan.



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         3. Grant Date. The Grant Date of the Option shall mean _______________.

         4. Ability to Exercise Options. a. Options granted under this Agreement shall be exercisable in whole or in part until ___________, 2005.

         5. Vesting of Options. The number of Options as set forth in Section 1 above and granted to an Optionee under this Agreement shall vest in accordance with the following schedule:

                      DATE                    VESTED PERCENTAGE EXERCISABLE
                  ---------------------------------------------------------

                  ______, 2000                            20%
                  ______, 2001                            40%
                  ______, 2002                            60%
                  ______, 2003                            80%
                  ______, 2004                            100%

         6. Exercise of Option. Until termination of the Option in accordance with the Plan, the Option may be exercised by Optionee (or such other person specified in the Plan) to the extent exercisable as determined under this Agreement and the Plan, upon delivery of the following to the Chief Financial Officer of the Corporation at its principal executive offices:

                  a. a written Notice of Exercise (attached hereto) which identifies this Agreement and states the number of Shares;

                  b. a certified bank check, cash, or any combination thereof in the amount of the aggregate Option Price, unless otherwise provided herein;

                  c. a certified bank check or cash in the amount reasonably requested by the Corporation to satisfy the Corporation's withholding obligations under Federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise, in whole or in part, of the Option (unless the Corporation and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other



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income paid to Optionee by the Corporation, provided such arrangements satisfy the requirements of applicable tax laws).

         7. Representations and Warranties of Optionee.

                  a. Optionee represents and warrants that the Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

                  b. Optionee acknowledges receipt of this Agreement granting the Option, and the Plan, and understands that all rights and liabilities connection with the Option are set forth herein and in the Plan.

                  c. Optionee understands that, pursuant to Section 10.1 of the Plan, by executing this Agreement with his or her signature given below, the Optionee hereby consents to the termination of all prior unexercised Option grants to purchase Shares under any predecessor plan or Agreement in connection with any prior plan, and instead agrees to the terms of the Option grant as set forth in this Agreement. By rendering his or her consent below, Optionee affirms that all prior Options granted under any predecessor plan or Agreement have not been exercised, and that if the Corporation establishes with reasonable certainty that this condition to this Agreement has not been satisfied, the Corporation has the right to adjust the Options granted pursuant to this Agreement in any manner it deems advisable to fairly reflect the terms of the Option grants intended under the Plan.

         8. No Rights as a Stockholder. Optionee shall have no rights as a stockholder of any Shares of Common Stock covered by the Option until the date an entry evidencing such ownership is made in the stock transfer books of the Corporation. The Corporation will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions



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or other rights for which the record date is prior to the Exercise Date.
Notwithstanding, the Compensation Committee may, in its sole discretion, make adjustments to the Option to reflect changes that affect the Common Stock in order to preserve the benefits or potential benefits intended to be granted or made available under the Plan, in accordance with Section 5.3 of the Plan. Adjustments made pursuant to this paragraph, if any, are final, binding, and conclusive.

         9. Limitation of Corporation's Liability for Nonissuance. Inability of the Corporation to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Corporation's counsel to be necessary for the lawful issuance and sale of any Shares of Common Stock hereunder and under the Plan shall relieve the Corporation of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

        10. This Agreement Subject to Plan. This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control. A copy of the Plan is available to Optionee at the Corporation's principal executive offices upon request and without charge. The good faith interpretation of the Compensation Committee of any provision of the Plan, the Option or this Agreement, and any determination with respect thereto or hereto by the Compensation Committee, shall be final, conclusive and binding on all parties.



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         11. Notices. All notices, requests and other communications hereunder shall be in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, and, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

IF TO THE CORPORATION:                          IF TO THE OPTIONEE:

    Brunswick Bancorp
                                                ---------------------------
    439 Livingston Ave.
                                                ---------------------------
    New Brunswick, NJ 08901
                                                ---------------------------


         12. Not an Employment or Other Agreement. Nothing contained in this Agreement shall confer, intend to confer or imply any rights to an employment or other relationship or rights to a continued employment or other relationship with the Corporation and/or any subsidiary in favor of Optionee or limit the ability of the Corporation and/or any subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment or other relationship with Optionee, subject to the terms of any written employment or other agreement to which Optionee is a party.

         13. Compliance with Laws and Regulation. This Option and the obligations of the Corporation to sell and deliver Shares hereunder, shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.



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         14. Governing Law. This Agreement shall be construed under and governed by the laws of the State of New Jersey without regard to the conflict of law provisions thereof.

         15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.

         IN WITNESS WHEREOF, the Corporation and Optionee have executed this Agreement as of the date first above written.

                                    THE CORPORATION

                                    BRUNSWICK BANCORP, a New Jersey corporation

                                    By:
                                       --------------------------------------
                                    Name:
                                         ------------------------------------
                                    Title:
                                          -----------------------------------



                                    OPTIONEE:

                                    Name:
                                         ------------------------------------

                                    Signature:
                                              -------------------------------




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                          NOTICE OF EXERCISE OF OPTION


                  (TO BE SIGNED ONLY UPON OPTIONEE'S INTENTION
                             TO EXERCISE THE OPTION)


TO:  BRUNSWICK BANCORP

         The undersigned, the holder of the foregoing Option, hereby gives notice of his/her intention to exercise the Option for ________ Shares of BRUNSWICK BANCORP (the "Corporation"), in accordance with the terms and conditions of the BRUNSWICK BANCORP 2000 STOCK OPTION PLAN and the BRUNSWICK BANCORP STOCK OPTION AGREEMENT, for the purchase price of ____________ per Share of Common Stock.



Dated:


                                              --------------------------
                                              OPTIONEE (Signature)


                                              --------------------------
                                              OPTIONEE (Print Name)



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